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                                                                  EXHIBIT 23.3

                    CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Applica Corporation:

     We consent to the use of our report on the financial statements of Applica Corporation as of December 31, 1998 and from September 24, 1998 (inception) through December 31, 1998 dated June 30, 1999 included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                                    /s/ KPMG LLP


Boston, Massachusetts
July 20, 1999